SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 9, 2001

                 D & E COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)

       Pennsylvania               00-20709      23-2837108
State or other jurisdiction    (Commission    (IRS Employer
Of incorporation)               File Number)   Ident. No.)

124 East Main Street, Ephrata, PA                  17560
(Address of principal executive office)          (Zip Code)

Registrant's telephone number, including area code
(717)733-4101

                               NA
(Former name or former address, if changes since last report)



Item 5.  Other Events.

          As previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, in January 2001 the arbitration panel appointed by the International Court of Arbitration at the International Chamber of Commerce completed its hearings regarding the claims of PenneCom B.V. ("PenneCom") and Elektrim S.A. ("Elektrim") with respect to the sale of Pilicka Telefonia, Sp. zo.o ("Pilicka") by PenneCom to Elektrim. On May 9, 2001, the arbitration panel ruled that Elektrim had breached the stock purchase agreement and awarded PenneCom $22,986,945 in damages (together with interest at the rate of 10% per annum from August 1, 1999) and ordered Elektrim to pay PenneCom $2,000,000 for attorney's fees incurred by PenneCom and to reimburse PenneCom for the $367,500 deposit paid by PenneCom to cover its share of the arbitration panel's fees and expenses. According to the order, PenneCom retains ownership of Pilicka and the $10 million deposit paid by Elektrim in April 1999. All of Elektrim's claims were denied. PenneCom is currently reviewing its legal options with respect to the arbitration panel's ruling.

          PenneCom is a wholly-owned indirect subsidiary of EuroTel, L.L.C. ("EuroTel"), a domestic limited liability company. The Company holds a one-third ownership interest in EuroTel.

          The Press Release dated May 24, 2001 of the Company filed as Exhibit 99 to this Report is incorporated in this
Item 5 by reference thereto.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              The following exhibits are filed herewith:
                                                            Page
Exhibit
 Number   Description

   99     Press Release, dated May 24, 2001 of D & E
          Communications, Inc.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             D & E COMMUNICATIONS, INC.


                             By:/s/ W. Garth Sprecher
                                 W. Garth Sprecher,
                                 Vice President and Secretary

Dated: May 24, 2001